EXHIBIT 99.1
                                                                   ------------

[GRAPHIC OMITTED - LOGO]
EXL
SERVICE
-------
global solutions,
value delivered.
                                                    350 Park Avenue
                                                    New York, NY 10022


FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes                               PRESS: Kerry Kelly-Guiliano
Head of Investor Relations                          Financial Dynamics
ExlService Holdings, Inc.                           (617) 747-3603
(212) 277-7109                                      kerry.guiliano@fd.com
ir@exlservice.com


         EXL ANNOUNCES RESULTS FROM 2007 ANNUAL MEETING OF STOCKHOLDERS

NEW YORK, NY - JUNE 18, 2007 - ExlService Holdings, Inc. ("EXL") (NASDAQ: EXLS) announced results from the Company's 2007 Annual Meeting of Stockholders held on Wednesday, June 13, 2007.

All nominees proposed for election as Class I directors of the Company were elected by a majority of shareholders entitled to vote on the matter with a quorum of shareholders present in person or by proxy. The following individuals were elected as Class I directors serving for a three-year term expiring at the Annual Meeting of Stockholders of the Company in 2010: Edward "Ted" V. Dardani and Rohit Kapoor. Ted, Partner of Oak Hill Capital Partners, L.P., has served as a member of the EXL Board of Directors since April 2005. Rohit is a co-founder of EXL and has served as President of EXL since November 2002.

Also on the meeting's agenda was a proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2007. This proposal was approved by a majority vote of shareholders entitled to vote on the matter with a quorum of shareholders present in person or by proxy

ABOUT EXLSERVICE HOLDINGS, INC.:

ExlService Holdings, Inc. (NASDAQ: EXLS), is a recognized provider of offshore solutions including business process outsourcing (BPO), research and analytics and advisory services. It primarily serves the needs of Global 1000 companies in the banking, financial services and insurance sector. EXL is headquartered at 350 Park Avenue, New York, NY. Find additional information about EXL at www.exlservice.com.


                                       1